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                                   EXHIBIT 5.1
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        OPINION OF GREENBERG TRAURIG HOFFMAN LIPOFF ROSEN & QUENTEL, P.A.
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                                January 22, 1998

RailAmerica, Inc.
301 Yamato Road
Suite 1190
Boca Raton, Florida 33431

         RE:      REGISTRATION STATEMENT ON FORM S-8 FOR
                  RAILAMERICA INC.'S 1995 STOCK INCENTIVE PLAN, AS AMENDED

Ladies and Gentlemen:

         On the date hereof, RailAmerica, Inc., a Delaware corporation ("the Company"), sent for filing with the Securities and Exchange Commission ("the Commission"), a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering and sale by the Company of up to 750,000 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), pursuant to stock options ("Options") granted or to be granted under the Company's 1995 Stock Incentive Plan, as amended (the "1995 Plan"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Certificate of Incorporation and Bylaws of the Company; (ii) records of corporate proceedings of the Company authorizing the 1995 Plan and the preparation of the Registration Statement and related matters; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

         Based upon the foregoing examination, we are of the opinion that the shares of Common Stock issuable under the 1995 Plan, when issued in accordance with the terms of the 1995 Plan, will be duly and validly issued, fully paid and nonassessable.


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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                           Sincerely,

                                           GREENBERG TRAURIG HOFFMAN
                                           LIPOFF ROSEN & QUENTEL, P.A.


                                           By: /s/ Fern Watts
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                                               Fern Watts